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                                                                    Exhibit 24.2


                                POWER OF ATTORNEY


          KNOW ALL MEN BY THESE PRESENTS, that the undersigned, in his capacity as a director or officer, or both, of REX Stores Corporation, a Delaware corporation (the "Company"), hereby constitutes and appoints Stuart A. Rose and Edward M. Kress, or either of them, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign the Company's Registration Statement on Form S-3 relating to 2,760,000 shares (or such greater or lesser number as may be approved by such attorneys-in-fact and agents, or any one of them) and to sign any and all amendments (including post-effective amendments) thereto, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto such attorneys-in-fact and agents, and any one of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that such attorneys-in-fact and agents or any one of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

          IN WITNESS WHEREOF, the undersigned has executed this instrument as of August 20, 1999.


                                             ROBERT DAVIDOFF

                                             Robert Davidoff